UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

Inland Inland Real Estate Income Trust, Inc. INLAND-INVESTMENTS.COM Vote Your Proxy | Annual Report | Proxy Materials | FAQs Your Vote Matters! Your opinion matters, no matter how many shares you own. So, please make sure to vote your proxy. Your quick response may help avoid delays and save additional Company expense. You may authorize a proxy in any of the following ways: By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. By Phone. Call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm Eastern Time on November 18, 2025. Have your Notice of Internet Availability or your proxy card in hand when you call and then follow the instructions.By Internet. Go to the website Proxyvote.com or scan the QR code on your Notice of Internet Availability or your proxy card provided to you by the Company. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 18, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. Vote Now 2024 Annual Report View Annual Report

Proxy Materials Proxy Statement Annual Report Sample Proxy Card Frequently Asked Questions What do I do if I have lost my control number? Registered owners may contact 1-877-777-4575 to retrieve their control numbers. Beneficial owners must contact their bank or broker. How can I order a paper or email copy of the proxy materials?Open or CloseIf you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit materialnotice.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@materialnotice.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy. The Inland name and logo are registered trademarks being used under license. "Inland" refers to The Inland Real Estate Group of Companies, Inc. which is comprised of a group of independent legal entities some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof including Inland Real Estate Investment Corporation (Inland Investments).Terms & Policies Inland Real Estate Investment Corporation | 2901 Butterfield Road | Oak Brook, IL 60523Copyright © 2025 Inland Real Estate Investment Corporation.